Sub-Item 77Q(1)(a) - Copies of any material amendments to the registrant's charter or by-laws

On October 24 and 25, 2011, the Board of Directors of the Registrant approved Amendment No. 2 to the Registrant's By-Laws (the "Amendment"). A copy of the Amendment is incorporated herein by reference to Exhibit (b)(iii) of Post-Effective Amendment No. 44 to the Registrant's Registration Statement on Form N-1A filed with the SEC on November 15, 2011.